Exhibit 8.1

February 10, 2020

BancPlus Corporation

1068 Highland Colony Parkway

Ridgeland, MS 39157

Ladies and Gentlemen:

We have acted as counsel to BancPlus Corporation, a Mississippi corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 originally filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2020 (such registration statement as amended, the “Registration Statement”) with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate 2,455,655 shares of Common Stock of the Company, $1.00 par value per share (the “Common Stock”), to be issued in connection with the Share Exchange, Corporate Merger and Bank Merger, as defined by that certain Agreement and Plan of Share Exchange and Merger (collectively, the “Transaction”), dated as of September 18, 2019, by and among the Company, BankPlus, State Capital Corp. (“SCC”) and State Bank & Trust Company (the “Definitive Agreement”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including: (i) the Registration Statement, (ii) the Definitive Agreement, (iii) certain resolutions adopted by the board of directors and its committees, and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of officers or other representatives of the Company.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Transaction”, it is our opinion that for U.S. federal income tax purposes the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with the U.S. federal income tax consequences to U.S. Holders (as defined in the Registration Statement) of SCC common stock as described under “Material U.S. Federal Income Tax Consequences of the Transaction” in the Registration Statement.

In addition, we hereby confirm that the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Transaction”, insofar as such discussion constitutes legal conclusions with respect to matters of U.S. federal income tax

BancPlus Corporation

February 10, 2020

law, is our opinion as to the material U.S. federal income tax consequences of the Transaction applicable to U.S. Holders of SCC common stock.

Our opinion is limited to the U.S. federal income tax issues specifically addressed in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation. Our opinion represents our evaluation of statutory, regulatory, judicial and administrative authorities existing as of the date of our opinion set forth above, any of which is subject to change at any time, potentially with retroactive effect.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statements. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Jones Walker LLP